         Know all by these presents, that the undersigned hereby constitutes and appoints each of Kjelti Kellough, Jennifer Leyden and Heather Wilde of Getty
Images Holdings,Inc. (the "Company"), signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the
U.S. Securities and Exchange Commission (the "SEC") utilizing the SEC's
Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the
EDGAR system?

(2) prepare and execute any and all forms, schedules and other documents
(including any amendments thereto) the undersigned is required to file with the
SEC, or which the attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act
of 1934 or any rule or regulation thereunder, or under Rule 144 under the
Securities Act of 1933 ("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC Filings")?

(3) submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 4 below?

(4) act as an account administrator for the undersigned's EDGAR account, including:(i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities? (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes? (iii)maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard? (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account? and (v) any other actions contemplated by Rule 10 of Regulation ST with respect to account administrators?

(5) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account? and

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with Rule 144 or Sections 13 and 16 of the Securities Exchange Act of 1934.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21 day of July 2025.

Name: Grant Farhall